PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Exhibit 99.1

FOR IMMEDIATE RELEASE
Brighthouse Financial Announces First Quarter 2026 Results
•Estimated combined risk-based capital ("RBC") ratio between 430% and 450%; holding company liquid assets of $0.9 billion
•Annuity sales of $2.2 billion, primarily driven by $1.9 billion in sales of Shield Level Annuities
•Life sales of $32 million, primarily driven by sales of Brighthouse SmartCare
•Net loss available to shareholders of $792 million, or $13.82 per diluted share
•Adjusted earnings, less notable items*, of $251 million, or $4.35 per diluted share

CHARLOTTE, NC, May 6, 2026 — Brighthouse Financial, Inc. ("Brighthouse Financial" or the "company") (Nasdaq: BHF) announced today its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Results

The company reported a net loss available to shareholders of $792 million in the first quarter of 2026, or $13.82 per diluted share, compared with a net loss available to shareholders of $294 million in the first quarter of 2025, or $5.04 per diluted share. The company anticipates volatility in net income (loss) given the differences between its hedge target and GAAP reserves, which are impacted by market performance.

The company ended the first quarter of 2026 with common stockholders' equity ("book value") of $3.9 billion, or $67.27 per common share, and book value, excluding accumulated other comprehensive income ("AOCI") of $8.0 billion, or $139.63 per common share.

For the first quarter of 2026, the company reported adjusted earnings* of $239 million, or $4.15 per diluted share, compared with adjusted earnings of $235 million, or $4.01 per diluted share, for the first quarter of 2025.

Adjusted earnings for the quarter reflect a $12 million unfavorable notable item, or $0.21 per diluted share, related to actuarial refinements.

_________
* Information regarding the non-GAAP and other financial measures included in this news release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the First Quarter 2026 Brighthouse Financial, Inc. Financial Supplement (which is available on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com). Additional information regarding notable items can be found on the last page of this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Corporate expenses in the first quarter of 2026 were $227 million, down from $239 million in the first quarter of 2025 and $234 million in the fourth quarter of 2025, all on a pre-tax basis. Beginning in 2026, certain costs incurred in connection with the previously announced pending acquisition of the company are not categorized as corporate expenses. Excluding these transaction-related costs in the prior periods, corporate expenses decreased $7 million quarter-over-quarter and increased $8 million sequentially.
In the first quarter of 2026, the company reported annuity sales of $2.2 billion, reflecting a decrease of 4% quarter-over-quarter and 20% sequentially. Life sales for the quarter totaled $32 million, representing an 11% decrease both quarter-over-quarter and sequentially.

Key Metrics (Unaudited, dollars in millions except share and per share amounts)

	As of or For the Three Months Ended
	March 31, 2026		March 31, 2025
	Total	Per share	Total	Per share
Net income (loss) available to shareholders (1)	$(792)	$(13.82)	$(294)	$(5.04)
Adjusted earnings (1)	$239	$4.15	$235	$4.01
Adjusted earnings, less notable items (1)	$251	$4.35	$245	$4.17
Weighted average common shares outstanding - diluted (1)	57,735,327	N/A	58,697,818	N/A

Book value	$3,864	$67.27	$3,540	$61.17
Book value, excluding AOCI	$8,020	$139.63	$8,210	$141.87
Ending common shares outstanding	57,437,709	N/A	57,868,389	N/A

(1) Per share amounts are on a diluted basis and may not recalculate due to rounding. See Non-GAAP and Other Financial Disclosures discussion in this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Results by Segment (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED EARNINGS (LOSS) (1)	March 31, 2026	December 31, 2025	March 31, 2025
Annuities	$324	$304	$314
Life	$(6)	$18	$9
Run-off	$(48)	$(58)	$(64)
Corporate & Other	$(31)	$(50)	$(24)
(1) The company uses the term "adjusted loss" throughout this news release to refer to negative adjusted earnings values.
Sales (Unaudited, in millions)

	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Annuities (1)	$2,178	$2,734	$2,259
Life	$32	$36	$36

(1) Annuities sales include sales of a fixed index annuity product, which represents 100% of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Sales of this product were $87 million for the first quarter of 2026, $142 million for the fourth quarter of 2025 and $26 million for the first quarter of 2025.
Annuities
Adjusted earnings in the Annuities segment were $324 million in the current quarter, compared with adjusted earnings of $314 million in the first quarter of 2025 and adjusted earnings of $304 million in the fourth quarter of 2025.
There were no notable items in the current quarter or the fourth quarter of 2025. The first quarter of 2025 included a $10 million unfavorable notable item.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect lower fees and higher amortization of deferred acquisition costs ("DAC"), primarily offset by higher net investment income. On a sequential basis, adjusted earnings, less notable items, primarily reflect higher fees.
As mentioned above, the company reported annuity sales of $2.2 billion, reflecting a decrease of 4% quarter-over-quarter and 20% sequentially.
Life
The Life segment had an adjusted loss of $6 million in the current quarter, compared with adjusted earnings of $9 million in the first quarter of 2025 and adjusted earnings of $18 million in the fourth quarter of 2025.
The current quarter included a $5 million favorable notable item and the fourth quarter of 2025 included a $6 million unfavorable notable item, both related to actuarial refinements. There were no notable items in the first quarter of 2025.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect a lower underwriting margin and lower net investment income, partially offset by lower expenses. On a sequential basis, adjusted earnings, less notable items, reflect a lower underwriting margin and lower net investment income.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
As mentioned above, Life sales for the quarter totaled $32 million, representing an 11% decrease both quarter-over-quarter and sequentially.
Run-off
The Run-off segment had an adjusted loss of $48 million in the current quarter, compared with an adjusted loss of $64 million in the first quarter of 2025 and an adjusted loss of $58 million in the fourth quarter of 2025.
The current quarter included a $17 million unfavorable notable item and the fourth quarter of 2025 included a $7 million unfavorable notable item, both related to actuarial refinements. There were no notable items in the first quarter of 2025.
On a quarter-over-quarter basis, the adjusted loss, less notable items, reflects a higher underwriting margin and lower expenses. On a sequential basis, the adjusted loss, less notable items, reflects a higher underwriting margin, partially offset by lower net investment income.
Corporate & Other
The Corporate & Other segment had an adjusted loss of $31 million in the current quarter, compared with an adjusted loss of $24 million in the first quarter of 2025 and an adjusted loss of $50 million in the fourth quarter of 2025.
There were no notable items in the current quarter or the comparison quarters.
On a quarter-over-quarter basis, the adjusted loss reflects lower net investment income, partially offset by a higher tax benefit. On a sequential basis, the adjusted loss reflects lower expenses.
Net Investment Income and Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net investment income	$1,258	$1,328	$1,297
Adjusted net investment income	$1,268	$1,334	$1,291
Net Investment Income
Net investment income was $1,258 million and adjusted net investment income* was $1,268 million in the current quarter.
Adjusted net investment income decreased $23 million on a quarter-over-quarter basis, primarily driven by a reduction in the size of the institutional spread margin business. Adjusted net investment income decreased $66 million sequentially, driven by lower alternative investment income.
The adjusted net investment income yield* was 4.24% during the quarter.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Statutory Capital and Liquidity (Unaudited, in billions)

	As of
	March 31, 2026 (1)	December 31, 2025	March 31, 2025
Statutory combined total adjusted capital	$5.0	$5.3	$5.5

(1) Reflects preliminary statutory results as of March 31, 2026.
Capitalization

As of March 31, 2026:
•Statutory combined total adjusted capital(1) was $5.0 billion, which declined sequentially mainly driven by non-trendable items, including basis risk which can fluctuate quarter to quarter.
•Estimated combined RBC ratio(1) was between 430% and 450%, which is at the upper-end of our target range of 400% to 450% in normal market conditions, and reflects the change in statutory combined total adjusted capital.
▪Holding company liquid assets were $0.9 billion

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(1) Reflects preliminary statutory results as of March 31, 2026.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Pending Merger with Aquarian Capital

On November 6, 2025, Aquarian Capital LLC (“Aquarian Capital”), a diversified global holding company with a strategic portfolio of insurance and asset management businesses, and Brighthouse Financial, announced that they had entered into a definitive merger agreement under which an affiliate of Aquarian Capital will acquire Brighthouse Financial for $70.00 per share in an all-cash transaction valued at approximately $4.1 billion.

At a special meeting held on February, 12, 2026, Brighthouse Financial stockholders voted to adopt the merger agreement. The transaction is expected to close in 2026 and is subject to customary closing conditions, including receipt of insurance regulatory approvals.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S.,(1) we specialize in products designed to help people protect what they've earned and ensure it lasts. Learn more at brighthousefinancial.com.

(1) Ranked by 2024 admitted assets. Best's Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2025.

CONTACT

FOR INVESTORS Dana Amante (980) 949-3073 damante@brighthousefinancial.com	FOR MEDIA Meghan Lantier (980) 949-4142 mlantier@brighthousefinancial.com

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Note Regarding Forward-Looking Statements

This press release, and any related oral statements, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only Brighthouse Financial’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside Brighthouse Financial’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, Brighthouse Financial’s ability to complete the merger in the timeframe or manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the merger or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement; the effect of the pendency of the merger on Brighthouse Financial’s ongoing business and operations, including disruption to Brighthouse Financial’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Aquarian Capital or Brighthouse Financial following announcement of the merger; restrictions on the conduct of Brighthouse Financial’s business prior to the closing of the merger and on Brighthouse Financial’s ability to pursue alternatives to the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; differences between actual experience and actuarial assumptions and the effectiveness of Brighthouse Financial's actuarial models; higher risk management costs and exposure to increased market risk due to guarantees within certain of Brighthouse Financial's products; the effectiveness of Brighthouse Financial's risk management strategy and the impacts of such strategy on volatility in Brighthouse Financial's profitability measures and the negative effects on Brighthouse Financial's statutory capital; material differences between actual outcomes and the sensitivities calculated under certain scenarios that Brighthouse Financial may utilize in connection with its risk management strategies; the impact of interest rates on Brighthouse Financial's future ULSG policyholder obligations and net income volatility; the potential material adverse effect of changes in accounting standards, practices or policies applicable to Brighthouse Financial; loss of business and other negative impacts resulting from a downgrade or a potential downgrade in Brighthouse Financial's financial strength or credit ratings; the availability of reinsurance and the ability of the counterparties to Brighthouse Financial's reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, product mix, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; Brighthouse Financial's ability to market and distribute its products through distribution channels and maintain relationships with key distribution partners; any failure of third parties to provide services Brighthouse Financial needs, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance it needs from third parties; the ability of Brighthouse Financial's subsidiaries to pay dividends to it, and its ability to pay dividends to its shareholders and repurchase its common stock; the risks associated with climate change; the adverse impact of public health crises, extreme mortality events or similar occurrences on Brighthouse Financial's business and the economy in general; the impact of adverse capital and credit market conditions, including with respect to Brighthouse Financial's ability to meet liquidity needs and access capital; the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geopolitical events, tariffs imposed or threatened by the U.S. or foreign governments, military actions or catastrophic events, on Brighthouse Financial's profitability measures as well as its investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income; the financial risks that Brighthouse Financial's investment portfolio is subject to, including credit risk, interest rate risk, inflation risk, market valuation risk, liquidity risk, real estate risk, derivatives risk, and other factors outside Brighthouse Financial's control; the impact of changes in regulation and in supervisory and enforcement policies or interpretations thereof on Brighthouse Financial's insurance business or other operations; the potential material negative tax

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
impact of potential future tax legislation that could make some of Brighthouse Financial's products less attractive to consumers or increase our tax liability; the effectiveness of Brighthouse Financial's policies, procedures and processes in managing risk; the loss or disclosure of confidential information, damage to Brighthouse Financial's reputation and impairment of its ability to conduct business effectively as a result of any failure in cyber- or other information security systems; whether all or any portion of the tax consequences of Brighthouse Financial's separation from MetLife, Inc. are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact Brighthouse Financial; other factors that may affect future results of Brighthouse Financial; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of Brighthouse Financial. Additional information concerning certain factors is contained in Brighthouse Financial’s SEC filings, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this press release is not incorporated by reference into this press release.

Non-GAAP and Other Financial Disclosures

Our definitions of non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as "GAAP." We believe that these non-GAAP financial measures enhance the understanding of our performance by the investor community by highlighting the results of operations and the underlying profitability drivers of our business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:
adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)
adjusted return on common equity	return on common equity (2)
adjusted return on common equity, less notable items	return on common equity (2)
adjusted net investment income	net investment income
adjusted net investment income yield	net investment income yield
__________________
(1) Brighthouse uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.'s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

(2) Brighthouse uses return on common equity to refer to return on Brighthouse Financial, Inc.'s common stockholders' equity.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss) available to shareholders.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings is a financial measure used by management to evaluate performance and facilitate comparisons to industry results. This financial measure, which may be positive or negative, focuses on our primary businesses by excluding the impact of market volatility, which could distort trends.

Adjusted earnings reflect adjusted revenues less (i) adjusted expenses, (ii) provision for income tax expense (benefit), (iii) net income (loss) attributable to noncontrolling interests and (iv) preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following items are excluded from total revenues in calculating the adjusted revenues component of adjusted earnings:

•Net investment gains (losses);

•Investment gains (losses) on trading securities measured at estimated fair value through net investment income; and

•Net derivative gains (losses) ("NDGL"), excluding earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment Hedge Adjustments").

The following items are excluded from total expenses in calculating the adjusted expenses component of adjusted earnings:

•Change in market risk benefits; and

•Change in fair value of the crediting rate on experience-rated contracts and market value adjustments on institutional group annuities that are economically offset by gains (losses) on the related trading securities ("Market Value Adjustments").

The provision for income tax related to adjusted earnings is calculated using the statutory tax rate of 21%, net of impacts related to the dividends received deduction, tax credits and current period non-recurring items.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share and Adjusted Return on Common Equity

Adjusted earnings per common share and adjusted return on common equity are measures used by management to evaluate the execution of our business strategy and align such strategy with our shareholders' interests.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

Adjusted return on common equity is defined as total annual adjusted earnings on a four quarter trailing basis, divided by the simple average of the most recent five quarters of total Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI.

Adjusted Net Investment Income

Adjusted net investment income is used by management to measure our performance, and we believe it enhances the understanding of our investment portfolio results. Adjusted net investment income represents GAAP net investment income plus Investment Hedge Adjustments less investment gains (losses) on trading securities.

Adjusted Net Investment Income Yield

Similar to adjusted net investment income, adjusted net investment income yield is used by management as a performance measure that we believe enhances the understanding of our investment portfolio results. Adjusted net investment income yield represents adjusted net investment income as a percentage of average quarterly asset carrying values. Asset carrying values exclude unrealized gains (losses), collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties. Investment fee and expense yields are calculated as a percentage of average quarterly asset estimated fair values. Asset estimated fair values exclude collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties.

Other Financial Disclosures

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation.

Notable Items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the unfavorable (favorable) after-tax impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

Book Value per Common Share and Book Value per Common Share, excluding AOCI

Brighthouse uses the term "book value" to refer to "Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI." Book value per common share is defined as ending Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI, divided by ending common shares outstanding. Book value per common share, excluding AOCI, is defined as ending Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI, divided by ending common shares outstanding.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Holding Company

Holding company means, collectively, Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC.

Holding Company Liquid Assets

Holding company liquid assets include liquid assets in Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC. Liquid assets are comprised of cash and cash equivalents, short-term investments and publicly-traded securities, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include assets held in trust.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

Annuity sales consist of 100 percent of direct statutory premiums, except for fixed index annuity sales, which represents 100 percent of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Annuity sales exclude certain internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole. The reporting of our combined risk-based capital ratio is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Statements of Operations (Unaudited, in millions)

	For the Three Months Ended
Revenues	March 31, 2026	December 31, 2025	March 31, 2025
Premiums	$168	$173	$186
Universal life and investment-type product policy fees	533	534	543
Net investment income	1,258	1,328	1,297
Other revenues	129	133	136
Revenues before NIGL and NDGL	2,088	2,168	2,162
Net investment gains (losses)	(52)	(23)	(83)
Net derivative gains (losses)	(509)	(456)	311
Total revenues	$1,527	$1,689	$2,390

Expenses
Policyholder benefits and claims	$637	$697	$649
Interest credited to policyholder account balances	493	529	561
Amortization of DAC and VOBA	158	159	148
Change in market risk benefits	748	(349)	893
Interest expense on debt	38	38	38
Other expenses	439	465	455
Total expenses	2,513	1,539	2,744
Income (loss) before provision for income tax	(986)	150	(354)
Provision for income tax expense (benefit)	(222)	12	(88)
Net income (loss)	(764)	138	(266)
Less: Net income (loss) attributable to noncontrolling interests	2	1	2
Net income (loss) attributable to Brighthouse Financial, Inc.	(766)	137	(268)
Less: Preferred stock dividends	26	25	26
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$(792)	$112	$(294)

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Balance Sheets (Unaudited, in millions)

	As of
ASSETS	March 31, 2026	December 31, 2025	March 31, 2025
Investments:
Fixed maturity securities available-for-sale	$81,232	$82,014	$80,640
Trading securities	544	506	365
Equity securities	76	79	73
Mortgage loans	22,620	22,755	23,051
Policy loans	1,458	1,450	1,436
Limited partnerships and limited liability companies	4,673	4,696	4,839
Short-term investments	1,236	1,197	1,569
Other invested assets	9,617	7,932	5,284
Total investments	121,456	120,629	117,257
Cash and cash equivalents	4,907	5,387	4,667
Accrued investment income	1,302	1,260	1,267
Reinsurance recoverables	20,313	20,903	20,454
Premiums and other receivables	513	676	734
DAC and VOBA	4,520	4,567	4,672
Current income tax recoverable	16	16	20
Deferred income tax asset	1,781	1,442	1,808
Market risk benefit assets	850	1,060	914
Other assets	324	332	364
Separate account assets	80,821	85,528	82,524
Total assets	$236,803	$241,800	$234,681
LIABILITIES AND EQUITY
Liabilities
Future policy benefits	$31,773	$32,025	$31,834
Policyholder account balances	86,379	87,952	85,618
Market risk benefit liabilities	8,564	8,063	9,165
Other policy-related balances	3,994	3,893	3,866
Payables for collateral under securities loaned and other transactions	4,661	4,705	3,904
Long-term debt	3,154	3,155	3,155
Other liabilities	11,829	9,646	9,311
Separate account liabilities	80,821	85,528	82,524
Total liabilities	231,175	234,967	229,377
Equity
Preferred stock, at par value	—	—	—
Common stock, at par value	1	1	1
Additional paid-in capital	13,869	13,870	13,939
Retained earnings (deficit)	(1,452)	(686)	(1,387)
Treasury stock	(2,699)	(2,688)	(2,644)
Accumulated other comprehensive income (loss)	(4,156)	(3,729)	(4,670)
Total Brighthouse Financial, Inc.’s stockholders’ equity	5,563	6,768	5,239
Noncontrolling interests	65	65	65
Total equity	5,628	6,833	5,304
Total liabilities and equity	$236,803	$241,800	$234,681

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Income (Loss) Available to Shareholders to Adjusted Earnings (Loss) and Adjusted Earnings, Less Notable Items, and Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings (Loss) per Common Share and Adjusted Earnings, Less Notable Items, per Common Share (Unaudited, in millions except per share data)

	For the Three Months Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS	March 31, 2026	December 31, 2025	March 31, 2025
Net income (loss) available to shareholders	$(792)	$112	$(294)
Less: Net investment gains (losses)	(52)	(23)	(83)
Less: Investment gains (losses) on trading securities	(10)	(7)	6
Less: Net derivative gains (losses), excluding investment hedge adjustments	(509)	(455)	311
Less: Change in market risk benefits	(748)	349	(893)
Less: Market value adjustments	13	6	(10)
Less: Provision for income tax (expense) benefit on reconciling adjustments	275	28	140
Adjusted earnings (loss)	239	214	235
Less: Notable items	(12)	(13)	(10)
Adjusted earnings, less notable items	$251	$227	$245

ADJUSTED EARNINGS, LESS NOTABLE ITEMS, PER COMMON SHARE (1)
Net income (loss) available to shareholders per common share	$(13.82)	$1.93	$(5.04)
Less: Net investment gains (losses)	(0.91)	(0.40)	(1.42)
Less: Investment gains (losses) on trading securities	(0.17)	(0.12)	0.10
Less: Net derivative gains (losses), excluding investment hedge adjustments	(8.88)	(7.87)	5.34
Less: Change in market risk benefits	(13.05)	6.04	(15.33)
Less: Market value adjustments	0.23	0.10	(0.17)
Less: Provision for income tax (expense) benefit on reconciling adjustments	4.80	0.48	2.40
Less: Impact of inclusion of dilutive shares	0.03	—	0.03
Adjusted earnings (loss) per common share	4.15	3.70	4.01
Less: Notable items	(0.21)	(0.22)	(0.17)
Adjusted earnings, less notable items per common share	$4.35	$3.93	$4.17

(1) Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. See Non-GAAP and Other Financial Disclosures discussion in this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Investment Income to Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME (1)	March 31, 2026	December 31, 2025	March 31, 2025
Net investment income	$1,258	$1,328	$1,297
Add: Investment hedge adjustments	—	(1)	—
Less: Investment gains (losses) on trading securities	(10)	(7)	6
Adjusted net investment income	$1,268	$1,334	$1,291

Reconciliation of Investment Income Yield to Adjusted Net Investment Income Yield

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME YIELD (1)	March 31, 2026	December 31, 2025	March 31, 2025
Investment income yield	4.39%	4.60%	4.39%
Investment fees and expenses	(0.15)%	(0.16)%	(0.14)%
Adjusted net investment income yield	4.24%	4.44%	4.25%

Notable Items (Unaudited, in millions)

	For the Three Months Ended
NOTABLE ITEMS IMPACTING ADJUSTED EARNINGS	March 31, 2026	December 31, 2025	March 31, 2025
Actuarial items and other insurance adjustments	$12	$13	$10
Total notable items (1)	$12	$13	$10

NOTABLE ITEMS BY SEGMENT
Annuities	$—	$—	$10
Life	(5)	6	—
Run-off	17	7	—
Corporate & Other	—	—	—
Total notable items (1)	$12	$13	$10

(1) See Non-GAAP and Other Financial Disclosures discussion in this news release.